RE: Consent of Independent Accountants

We hereby consent to the use in the Registration Statement on Form S-4,
Amendment #3, of our report dated March 2, 2001, relating to the financial statements Impulse Communications, as of and for the years ended December 31,
2000 and  1999, which appear in such Registration Statement.

Westwood, Massachusetts
March 26, 2001

Gray, Gray & Gray, LLP